Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

SECOND GENIE MERGER SUB, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF SECOND GENIE MERGER SUB, LLC, a Delaware limited liability company (the “Company”), is hereby adopted and approved by its sole member, Cerecor Inc., a Delaware corporation (the “Member”), and confirmed and agreed to by the Company effective as of November 27, 2019.

W I T N E S S E T H:

WHEREAS, the Company was formed as a Delaware limited liability company, upon the filing of its Certificate of Formation on November 27, 2019, with the Office of the Secretary of State of the State of Delaware under and pursuant to the Delaware Limited Liability Company Act (the “Act”); and

WHEREAS, to provide for the government and regulation of the affairs of the Company, the Member and the Company wish to set forth the terms and provisions under which the Company shall henceforth be governed and regulated by the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and its sole Member hereby set forth and adopt the limited liability company agreement (within the meaning of the Act) of the Company, as follows:

ARTICLE I – DEFINITIONS

1.01       Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below:

“Act” means the Delaware Limited Liability Company Act, as from time to time amended, and any successor to the Act. Any reference in this Agreement to a specific statutory provision of the Act shall, unless otherwise specifically excluded, include any successor provision(s) to the referenced provision.

“Affiliate” means any Person that, directly or indirectly, owns or controls any other Person on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, or that is controlled by or is under common control with such other Person.

“Agreement” means this Limited Liability Company Agreement and all schedules and exhibits hereto, as from time to time amended.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the office of the Delaware Secretary of State, as amended or restated from time to time.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Control” (including, with correlative meanings, the terms “controlled by,” “controlling” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Dissolution Event” shall have the meaning set forth in Section 8.01.

“Entity” means any corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Indemnified Person” shall have the meaning set forth in Section 6.02.

“Member” shall have the meaning set forth in the first paragraph of this Agreement.

“Person” means an individual or an Entity.

1.02       Successor Statutes and Agencies; Global Terms. Any reference contained in this Agreement to specific statutory or regulatory provisions or to specific governmental agencies or entities shall include any successor statute or regulation, or agency or entity, as the case may be. Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Articles of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation.

ARTICLE II – ORGANIZATION, OFFICES, PURPOSE AND TERM

2.01       Organization; Name. The Company was formed as a limited liability company pursuant to the Act on November 27, 2019. The Company and the Member hereby confirm that Cerecor Inc., a Delaware corporation, has been admitted to, and is the sole Member, of the Company.

2.02       Limited Liability Company Agreement. The Member and the Company hereby execute and deliver this Agreement for the purpose of governing and regulating the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Member hereby acknowledges and affirms that, during the term of the Company set forth in Section 2.06: (i) the rights and obligations of each member with respect to the Company will be determined in accordance with the terms and conditions of this Agreement to the greatest extent permitted under applicable law, and (ii) where the Act provides that such rights and obligations specified in the Act shall apply “unless otherwise provided in a limited liability company agreement”, the “limited liability company agreement may provide” for such rights and obligations, or words of similar effect, such rights and obligations shall be as set forth in this Agreement, and none of those statutory default provisions shall apply or have any effect whatsoever and, therefore, by way of illustration and not in limitation of the foregoing, appraisal rights permitted under section 18-210 of the Act shall not apply or be incorporated into this Agreement, and no Member or assignee of a limited liability company interest in the Company shall have any of the dissenter or appraisal rights described therein except to the extent expressly provided in this Agreement.

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2.03       Name. The name of the Company shall be “Second Genie Merger Sub, LLC”, and its operations shall be conducted under such name; provided, however, that the operations of the Company may be conducted under any other name deemed necessary or desirable by the Member or as may be necessary to comply with the requirements of the various state(s) in which the Company may conduct operations.

2.04       Offices. The principal office of the Company shall be located at such place as shall be determined by the Member. The initial registered office of the Company shall be at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. In addition, the Company may maintain such other offices as the Member may deem advisable at any other place or places. The initial registered agent of the Company for service of process shall be Corporation Service Company. The Member may change the registered agent and registered office of the Company to such other agent or office as may be permitted under the Act, upon satisfaction of the requirements for making such a change as are set forth under the Act.

2.05       Purpose. The purpose and business of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Act, as such business activities may be determined by the Member from time to time.

2.06       Term. The Company commenced upon the filing of the Certificate of Formation pursuant to the Act. The Company shall continue until dissolved pursuant to Article VIII, and for so long thereafter as is reasonably necessary for the winding up and liquidation of the Company’s business.

ARTICLE III – CAPITAL CONTRIBUTIONS

3.01       Capital Contribution. The Member agrees to and shall make an initial capital contribution to the Company of cash in the amount of $100.00. Except as the Member may otherwise agree in writing, the Member shall have no obligation to make any additional capital contributions to or on behalf of the Company beyond those specifically identified in this Section 3.01. The Member shall not be entitled to interest on any capital contributions, or to a return of any capital contributions, except as specifically provided herein.

3.02       Member Loans. The Member may, but shall not be required to, make loans to the Company and on such terms and conditions to be agreed upon by the Company and the Member.

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3.03       Compromise. None of the Company, any creditor of the Company or any other Person shall have any claim against the Member with respect to any distribution made by the Company to such Member, and any such claim that the Company, any creditor of the Company or any other Person might have for return of such distribution shall be deemed to be “compromised” within the meaning of section 18-502(b) of the Act by the terms of this Section 3.03.

ARTICLE IV – ALLOCATIONS AND DISTRIBUTIONS

4.01       Allocation of Profits and Losses. All of the Company’s income and loss (including items thereof) shall be allocated to the Member; provided, however, that the Member shall not be required to make any additional capital contribution to the Company to fund losses of the company, except as the Member shall otherwise agree in writing.

4.02       Distributions. Subject to any restrictions or limitations mandatorily imposed on the Company under section 18-607 of the Act, the Member may, in its sole discretion, cause the Company to make distributions to the Member at any time and from time to time.

ARTICLE V – MANAGEMENT

5.01       Management by the Member. The Company shall be managed by the Member. All decisions with respect to the management of the business and affairs of the Company shall be made by the Member. The Member shall have full and complete power, authority and discretion to manage and control the business of the Company, including incurring debt, investing Company funds, entering into contracts and acquiring and transferring real and personal property, and to make all decisions regarding those matters and to perform any and all acts customary or incident to the management of the Company’s business. The Member may delegate functions to any employee, agent or officer of the Company.

5.02       Officers.

(a)       Officers of the Company. The Member may, from time to time, delegate to one or more Persons (including any officer, employee or other agent of the Company and including through the creation and establishment of one or more committees) such authority and duties as the Member may deem advisable. In addition, the Member may assign titles (including, but not limited to, chief executive officer, chief operating officer, chief financial officer, president, principal, vice president, secretary, assistant secretary, treasurer, assistant treasurer, controller, or assistant controller) and delegate certain authority and duties to such Persons. Any number of titles may be held by the same Person, but no officer may act in more than one capacity where action of two or more officers is required. Absent a specific delegation of authority pursuant to this Section 5.02(a), an officer appointed by the Member shall have such authority and duties as set forth with respect to his or her title in this Section 5.02. Any delegation pursuant to this Section 5.02(a) may be revoked at any time by the Member in its sole discretion.

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(b)       Appointment and Term of Officers. The initial officers of the Company shall be as set forth on Exhibit A attached hereto. All other officers of the Company shall be appointed by the Member. Each officer of the Company shall hold office until his or her death, resignation, retirement, removal by the Member, disqualification, or successor shall have been appointed and qualified.

(c)       Removal. Any initial officer or other officer or agent elected or appointed by the Member may be removed by the Member at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed.

(d)       Resignation. An officer may resign at any time by communicating his or her resignation to the Company, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the Company, the Member may fill the pending vacancy before the effective date if the Member provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Company’s contract rights, if any, with the officer.

(e)       Compensation of Officers. The compensation of all officers of the Company, if any, shall be fixed by the Member and no officer shall serve the Company in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Member.

(f)       Chief Executive Officer. If appointed, a Chief Executive Officer of the Company shall, subject to the control of the Member, have general supervision, direction and control of the business and the officers of the Company. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a company and shall have such other powers and duties as may be prescribed by the Member or this Agreement.

(g)       President. Subject to such supervisory powers, if any, as may be given by the Member to the Chief Executive Officer, if there be such an officer, the President shall, subject to the control of the Member, have general supervision, direction, and control of the business and the officers of the Company. He or she shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the Company thereunto authorized by the Member, any certificates for membership interests in the Company, and any deeds, mortgages, bonds, contracts, or other instruments that the Member has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Member or by this Section 5.02 to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed. In general, he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Member from time to time.

(h)       Chief Operating Officer. In the absence of the President or in the event of his or her death or inability or refusal to act, the Chief Operating Officer, unless otherwise determined by the Member, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Chief Operating Officer may sign, with the Secretary or an Assistant Secretary, any certificates of membership interest in the Company, and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President or Member.

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(i)       Chief Financial Officer. In the absence of the Chief Operating Officer or in the event of his or her death or inability or refusal to act, the Chief Financial Officer, unless otherwise determined by the Member, shall perform the duties of the Chief Operating Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Operating Officer. The Chief Financial Officer may sign, with the Secretary or an Assistant Secretary, any certificates of membership interest in the Company, and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President or Member. Unless otherwise designated by the Member, the Chief Financial Officer shall also have the responsibilities of the Treasurer.

(j)       Vice Presidents. In the absence of the Chief Financial Officer or in the event of his or her death or inability or refusal to act, the Vice Presidents in the order of their length of service as such, unless otherwise determined by the Member, shall perform the duties of the Chief Financial Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. Any Vice President may sign, with the Secretary or an Assistant Secretary, any certificates of membership interest in the Company, and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Member. The Member may designate one or more Vice Presidents to be responsible for certain functions, including, without limitation, sales and/or marketing, finance, customer relations and personnel.

(k)       Secretary. The Secretary shall: (i) keep the minutes of the meetings or actions of the Member in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of this Agreement or as required by the Act; (iii) be custodian of the records and of any seal of the Company and see that any seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; (iv) keep a register of the mailing or delivery address of each Member as may be furnished to the Secretary by such Member; (v) sign with the President, or a Vice President, any certificates for membership interest in the Company, the issuance of which shall have been authorized by resolution of the Member; (vi) maintain and have general charge of any membership interest transfer books of the Company; (vii) attest the signature or certify the incumbency or signature of any officer of the Company; and (viii) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President or Member.

(l)       Treasurer. Unless otherwise set forth herein or otherwise designated by resolution of the Member, the Treasurer shall be the Chief Financial Officer of the Company (and may be designated as such in his or her or her title) and, subject to the discretion of the Member, shall: (i) have charge and custody of and be responsible for all funds and securities of the Company, receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in appropriate depositories; (ii) maintain appropriate accounting records as required by law; (iii) prepare, or cause to be prepared, annual financial statements of the Company that include a balance sheet as of the end of the fiscal year (unless that information appears elsewhere in the financial statements) and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be provided to each Member within 120 days after the end of such fiscal year; and (iv) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President or Member.

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(m)       Delegation of Duties of Officers. In case of the absence of any officer of the Company or for any other reason that the Member may deem sufficient, the Member may delegate the powers or duties of such officer to any other officer for the time being.

(n)       Bonds. The Member may, by resolution, require any or all officers, agents or employees of the Company to give bond to the Company, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Member.

5.03       Contracts, Loans, Checks and Deposits.

(a)       Execution of Contracts and Instruments. Any instrument regarding a matter approved by the Member in accordance with this Article V may be executed and delivered on behalf of the Company by any officer or agent to whom such signatory authority has been delegated, including any deed, deed of trust, note or other evidence of indebtedness, lease agreement, security agreement, financing statement, contract of sale, or other instrument purporting to convey or encumber, in whole or in part, any or all of the assets of the Company, at any time held in its name, or any receipt or compromise or settlement agreement with respect to the accounts receivable and claims of the Company; no other signature shall be required for any such instrument to be valid, binding, and enforceable against the Company in accordance with its terms. The Member may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Any resolution of the Member authorizing the execution of documents by the proper officers of the Company or by the officers generally shall be deemed to authorize such execution by the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, any Vice President, or the Treasurer, or any other officer if such execution is generally within the scope of the duties of his or her office. The Member may by resolution authorize such execution by means of one or more facsimile signatures.

(b)       Loans. No loans shall be contracted on behalf of the Company, and no evidence of indebtedness shall be issued in its name, unless authorized by a resolution of the Member. Such authority may be general or confined to specific instances.

(c)       Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Company shall be signed by such officer or officers, or agent or agents, of the Company and in such manner as shall from time to time be determined by resolution of the Member.

(d)       Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such depositories as the Member may select or authorize.

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ARTICLE VI – MEMBER liability

6.01       Limitation of Liability. The Member shall not be liable for the debts, obligations and liabilities of the Company. The failure by the Company or the Member to observe any formalities or requirements relating to the exercise of its powers and management of the Company’s business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member.

6.02       Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each Person (each an “Indemnified Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (herein referred to as a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Indemnified Person or another Person of which such Indemnified Person is the legal representative (i) is or was a Member, or (ii) while a Member is or was serving at the request of the Company as a manager, representative, officer, partner, director, principal, member, venturer, proprietor, trustee, employee, agent, or similar functionary of another Entity, shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended, against all losses, liabilities, judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by the Indemnified Person in connection with such Proceeding. Any indemnification under this Article VI shall continue as to an Indemnified Person who has ceased to serve in the capacity that initially entitled such Indemnified Person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. Anything to the contrary notwithstanding in this Article VI, however, unless the Member otherwise consents, no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or his, her or its Affiliates’ gross negligence, willful misconduct or knowing violation of law, breach of fiduciary duty, breach of loyalty, misappropriation of business opportunities, or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or his, her or its Affiliates contained herein or in other agreements with the Company.

6.03       Advance Payment. The right to indemnification conferred in this Article VI may include, in the sole discretion of the Member, the right to be paid or reimbursed by the Company the reasonable expenses actually incurred by the Indemnified Person of the type entitled to be indemnified under Section 6.02 above in advance of the final disposition of the Proceeding; provided, however, that the payment of such reasonable expenses in advance of the final disposition of a Proceeding may be conditioned, in the sole discretion of the Member, upon delivery to the Company of a written affirmation by such Indemnified Person of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification under this Article VI together with a written undertaking backed by an irrevocable letter of credit or other security in form and an amount acceptable to the Member, in its sole discretion, by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that in the case of any Proceeding between the Company and/or any of its Affiliates, on the one hand, and any Person claiming to be an Indemnified Person, on the other hand, the Company and its Affiliates shall have no obligation, and such other Person shall have no right, to advancement of any payments or reimbursements to such Person prior to final disposition of a Proceeding, except if and to the extent the Member, in its sole discretion, may otherwise determine.

6.04       Indemnification of Employees and Agents. The Company, by adoption of a resolution of the Member, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Indemnified Persons under this Article VI. The Company, by adoption of a resolution of the Member, may indemnify and advance expenses to Persons who are not or were not a Member, employee or agent of the Company but who are or were serving at the request of the Company as a manager, representative, officer, director, principal, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Entity against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of his, her or its status as such a Person to the same extent that it may indemnify and advance expenses to Indemnified Persons under this Article VI.

6.05       Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Company may pay or reimburse, in the sole discretion of the Member, expenses incurred by any Indemnified Person in connection with his or her appearance as a witness or other participation in a Proceeding at a time when such Indemnified Person is not a named defendant or respondent in the Proceeding.

6.06       Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right that an Indemnified Person or other Person indemnified pursuant to this Article VI or otherwise may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation, this Agreement or approval of the Member or otherwise.

6.07       Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Indemnified Person or other Person indemnified pursuant to this Article VI, or otherwise against any expense, liability or loss under this Article VI, whether or not the Company would have the power to indemnify such Indemnified Person or other Person against such expense, liability or loss under the provisions of this Article VI or otherwise.

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6.08       Member Notification. To the extent required by law, any indemnification of or advance of expenses to an Indemnified Person in accordance with this Article VI shall be reported periodically in writing to the Member, but in any case, within the twelve (12)-month period immediately following the date of the indemnification or advance.

6.09       Savings Clause. If this Article VI or any portion of this Article VI shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person or other Person indemnified pursuant to this Article VI or otherwise as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.10       Indemnity Limited to Company Assets. Notwithstanding anything contained herein to the contrary (including in this Article VI), any indemnity by the Company relating to the matters covered in this Article VI shall be provided out of and to the extent of Company assets only, and the Member shall have no liability on account thereof and shall not be required to make additional capital contributions to help satisfy such indemnity of the Company.

6.11       Fiduciary Duties and Obligations. The Member shall have no fiduciary duties of loyalty or otherwise with respect to the Company.

ARTICLE VII – TRANSFERABILITY OF COMPANY INTERESTS

7.01       Transfer. Subject to receipt of any necessary approvals, the Member may sell, hypothecate, pledge, assign or otherwise transfer any part or all of its membership interest or limited liability company interest in the Company to any other Person at any time. In the event the Member transfers its entire membership and limited liability company interest in the Company, the transferee(s) shall become a member of the Company without any further action, unless the Member and the transferee(s) agree otherwise.

ARTICLE VIII – DISSOLUTION AND TERMINATION

8.01       Events Causing Dissolution. The Company shall be dissolved by the first to occur of the following events (a “Dissolution Event”):

(a)       The sale or disposition of all or substantially all of the assets (other than cash or cash equivalents) of the Company in a single transaction or a series of related transactions, and the determination to distribute all proceeds of any such transaction(s) in accordance with the terms of this Agreement;

(b)       The written consent of the Member;

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(c)       The termination of membership with respect to a Member if the Company no longer has any other Member(s); provided, however, that the Company shall not be dissolved upon the termination of membership of its last Member if, within ninety (90) days of the event of termination of its last Member, the assignee or the fiduciary of such Member agrees in writing that the business of the Company may be continued until the admission of the assignee or fiduciary of the estate or its designee to the Company as a Member, effective as of the occurrence of the event that causes the termination of the last Member; or

(d)       The entry of a decree of judicial dissolution of the Company under section 18-802 of the Act.

The Member hereby agrees that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event. Except for a Dissolution Event as defined above, none of the events set forth in sections 18-801(a)(3) or 18-801(b) of the Act shall cause the dissolution of the Company.

8.02       Liquidation. Upon the occurrence of a Dissolution Event, the Member shall act as liquidator or may appoint another Person to act as liquidator in the Member’s sole discretion, which liquidator shall be subject to the Member’s direction and control. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until such final distribution, the liquidator shall continue to operate the Company, subject to the direction and control of the Member. The liquidator shall undertake the following:

(a)       as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made, by the Company’s independent accountants, of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)       the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c)       the liquidator shall distribute all remaining assets of the Company to the Member.

8.03       Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Member (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation pursuant to the Act with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 8.03.

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8.04       Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 8.02 in order to minimize any losses otherwise attendant upon such winding up.

ARTICLE IX – MISCELLANEOUS

9.01       Amendment. This Agreement may be amended in whole or in part only upon the written consent of the Member.

9.02       Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

9.03       Delaware Law. The substantive laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.04       Integrated Agreement. This Agreement supersedes any and all prior agreements or dealings between the parties hereto and their respective agents, employees, or officers with respect to the subject matter hereof (except as contained in any other agreements contemplated herein), and this Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties between the parties (subject to such exception) other than those set forth herein or herein provided for.

9.05       Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time, as a result of making the loan, any direct or indirect interest in Company profits, losses, gains, distributions, capital or property other than as a secured creditor or unsecured creditor, as the case may be.

9.06       Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

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9.07       Counterparts; Delivery by Facsimile. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract, and each such party forever waives any such defense.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement of Second Genie Merger Sub, LLC effective as of the date first above written.

MEMBER:

CERECOR INC.

By:	/s/ Simon Pedder
Name: Simon Pedder
Title: President

COMPANY:

SECOND GENIE MERGER SUB, LLC

By:	/s/ Simon Pedder
Name: Simon Pedder
Title: President

[Signature Page to Limited Liability Company Agreement]

EXHIBIT A

Officers

Name	Office
Simon Pedder	President
Joseph Miller	Vice President, Treasurer and Secretary